CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of our report dated October 28, 2022, relating to the financial statements and financial highlights of Barrett Opportunity Fund, Inc. for the year ended August 31, 2022 and to the references to our firm under the headings “Questions & Answers”, “Other Fund Serives Providers”, “Other Matters”, “Experts”, and “Financial Highlights” in the Combined Proxy Statement and Prospectus.

COHEN & COMPANY, LTD.

Milwaukee, Wisconsin October 18, 2023